EXHIBIT 99.1



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Magnolia Ventures, Inc., a Nevada corporation (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, and each of us, Richard O. Hassan, Jr., Chief Executive Officer and Tricia A. Willis, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.ss.1350, as adopted pursuant toss.906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ RICHARD O. HASSAN, JR.
___________________________
    Richard O. Hassan, Jr.
    Chief Executive Officer



/s/ TRICIA A. WILLIS
______________________
    Tricia A. Willis
    Chief Financial Officer



Dennis Melilli
August 12, 2002